Exhibit 23b

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 27, 2012, appearing in the Annual Reports on Forms 11-K of Bristol-Myers Squibb Company Savings and Investment Program, Bristol-Myers Squibb Company Employee Incentive Thrift Plan and Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program as of and for the year ended December 31, 2011.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey

June 27, 2012

E-23b